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                                                                    EXHIBIT 23.2



                        CONSENT OF KPMG PEAT MARWICK LLP

We consent to the inclusion of our report dated January 15, 1998, relating to the consolidated balance sheets of Wells Electronics, Inc. and its subsidiaries as of May 3, 1997 and April 27, 1996 and the related consolidated statements of income, shareholder's equity, and cash flows for the 53 weeks ended May 3, 1997, the 48 weeks ended April 27, 1996 and the 52 weeks ended June 3, 1995, which report appears in the registration statement on Form S-1 of PCD Inc. We also consent to the inclusion of our report dated February 4, 1998 relating to the consolidated balance sheet of Wells Electronics, Inc. and its subsidiaries as of December 26, 1997 and the related consolidated statements of income, shareholder's equity, and cash flows for the 34 weeks then ended which report also appears in the registration statement on Form S-1 of PCD Inc. We also consent to the reference to our firm under the heading "Experts" in the prospectus.





Chicago, Illinois
February 11, 1998